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                                                                    EXHIBIT 99.2
[LOGO]


                      IMPORTANT - IMMEDIATE ACTION REQUIRED


February 15, 2000


Dear JMARW Holder:

Enclosed is a Notice of Redemption stating that JMAR Technologies, Inc. will redeem all Redeemable Common Stock Purchase Warrants ("JMARW") for $.05 per JMARW on March 20, 2000. Because the average closing price of JMAR's common stock has exceeded $7.00 for a period of 10 consecutive trading days, our warrant agreement allows us to redeem the warrants.

As a warrant holder you may take one of the following actions:

- TAKE NO ACTION: If you take no action, we will redeem your Warrants at $.05 per Warrant and we will mail you a check after March 20, 2000.

- EXERCISE WARRANTS: You may exercise your warrants at $5.50 per JMARW for one share of JMAR common stock. The deadline for exercising your warrants is March 20, 2000.

- SELL WARRANTS: You may sell your JMARWs in the open market until March 20, 2000.

To assist you in your decision about exercising the warrants or allowing them to be redeemed, we have provided the following information about the recent performance of JMAR (common stock) and JMARW (warrant):

     JMAR recent market performance: The closing price of JMAR common stock as reported on the Nasdaq National Market System ranged from a high of $11.06 to a low of $1.50 during the period from December 1, 1999 through February 14, 2000.

     JMARW recent market performance: The closing price of the JMAR warrants as reported by the Nasdaq National Market System ranged from a high of $5.63 to a low of $0.06 during the period from December 1, 1999 through February 14, 2000.

Holders of JMARW should be advised that many factors, including this redemption call, can affect the future trading price of JMARW and should be considered in making a decision whether to purchase or sell JMARW. Current market quotations are available from Nasdaq or from your broker. If you choose to sell your JMARW rather than
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JMARW Holder
February 15, 2000
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exercise them, you should consult your broker as to the procedure for selling
JMARW and for current market quotations.


INSTRUCTIONS FOR EXERCISE:

If you decide to exercise your warrants, you may either complete the documentation yourself or direct your broker to complete it for you. The procedures for exercise are listed below.

- Broker Directed Exercise: Direct your broker to exercise your JMAR warrants. The complete procedures for exercise of the JMAR warrants are set forth in the enclosed Notice of Redemption.

-  Warrant Holder Exercise:

     1. Sign the subscription form on the back of the warrant.
     2. Send the signed warrant with the full amount of the exercise price ($5.50 per JMARW exercised) to American Stock Transfer & Trust
        Company, at the address below.
     3. Refer to the complete procedures for exercise in the enclosed Notice of Redemption.
     4. Questions or assistance regarding exercise of JMARW should also be directed to JMAR's transfer agent:


                    American Stock Transfer & Trust Company
                     12039 West Alameda Parkway, Suite Z-2,
                            Lakewood, Colorado 80228
                            Telephone: 303-984-4100
                             Attention: John Harmon


We encourage you to carefully review all of the documentation that has been provided to you, as well as all publicly available information. You may read and copy any document that JMAR has filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC, 20549 or at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC, 20006. JMAR's SEC filings since May, 1996 are also available to you free of charge at the SEC's web site at http://www.sec.gov. You may also obtain copies of these documents by contacting JMAR at (858) 535-1706.

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JMARW Holder
February 15, 2000
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Questions and requests for assistance regarding the exercise or redemption of your JMAR warrants or any other matters should also be directed to us at the number above.



Very Truly Yours,

JMAR TECHNOLOGIES, INC.

/S/ JOHN S. MARTINEZ

John S. Martinez
Chairman and Chief Executive Officer



Enclosures:

Notice of Redemption
June 28, 1993 Prospectus registering the JMAR warrants
February 15 2000 Prospectus Supplement updating the warrant registration SEC Reports (10-K, 10-Qs and 8-K)